UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

December 28, 2011

KANDI TECHNOLOGIES, CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)
(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 28, 2011, Kandi Technologies, Corp. (the “Company”) held its 2011 Annual Meeting of Stockholders. A quorum was present at the meeting as required by the Amended and Restated Bylaws of the Company. The stockholders elected all of the Company’s nominated directors and approved and ratified the appointment of Albert Wong & Co. as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011. The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

The following seven individuals were elected to the Board of Directors of the Company to serve as directors until the 2012 Annual Meeting of Stockholders and until their successors have been duly elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Hu Xiaoming	13,431,985	47,011	7,441,283
Zhu Xiaoying	13,431,985	47,011	7,441,283
Zheng Mingyang	13,431,985	47,011	7,441,283
Qian Jingsong	13,427,485	51,511	7,441,283
Ni Guangzheng	13,427,185	51,811	7,441,283
Jerry Lewin	13,431,985	47,011	7,441,283
Henry Yu	13,461,369	17,627	7,441,283

Proposal 2: Approval and Ratification of the Appointment of Albert Wong & Co. as the Company’s Independent Registered Public Accounting Firm

The appointment of Albert Wong & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved and ratified. There were 20,430,127 votes for the appointment, 470,348 votes against the appointment and 19,804 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES, CORP.

Date: December 29, 2011	By:	/s/ Hu Xiaoming
Hu Xiaoming
President and Chief Executive Officer